Exhibit 4.1

AMENDMENT NO. 1 TO RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 TO RIGHTS AGREEMENT (the Amendment) is made as of the 4th day of June, 2008, by and between TERCICA, INC., a Delaware corporation (the Company), and COMPUTERSHARE TRUST COMPANY, N.A. (the Rights Agent).

WHEREAS, the Company is entering into an Agreement and Plan of Merger (as the same may be amended from time to time, the Merger Agreement), among the Company, Beaufour Ipsen Pharma, a société par actions simplifiée organized under the laws of France (Purchaser), Tribeca Acquisition Corporation, a corporation organized under the laws of the State of Delaware and a wholly-owned subsidiary of Purchaser (Merger Sub), pursuant to which Merger Sub will merge with and into the Company upon the terms and subject to the conditions set forth in the Merger Agreement (such merger is referred to in this Amendment as the Merger);

WHEREAS, concurrently with the execution and delivery of the Merger Agreement, certain securityholders of the Company (such parties, the Voting Parties) are each entering into a voting and support agreement (each a Stockholder Support Agreement and together the Stockholder Support Agreements) with Purchaser and Merger Sub pursuant to which, among other things, each of the Voting Parties will agree, subject to certain conditions, to vote its shares of the common stock, par value $0.001 per share, of the Company in favor of adoption of the Merger Agreement and approval of the Merger;

WHEREAS, the Company and the Rights Agent are parties to that certain Rights Agreement, dated as of October 13, 2006 (the Rights Agreement);

WHEREAS, the Company desires to amend the Rights Agreement in connection with the execution and delivery of the Merger Agreement and each Stockholder Support Agreement and the consummation of the Merger and the other transactions contemplated thereby;

WHEREAS, in accordance with Section 27 of the Rights Agreement, the Board of Directors of the Company has approved this Amendment and authorized its appropriate officers to execute and deliver the same to the Rights Agent; and

WHEREAS, in accordance with Section 27 of the Rights Agreement, Ipsen, S.A., a French société anonyme, has approved this Amendment.

NOW, THEREFORE, in accordance with the procedures for amendment of the Rights Agreement set forth in Section 27 thereof, and in consideration of the foregoing and the mutual agreements herein set forth, the parties hereby agree as follows:

1.    Capitalized terms that are not otherwise defined herein shall have the meanings ascribed to them in the Rights Agreement.

2.    The definition of “Acquiring Person” set forth in Section 1(a) of the Rights Agreement is hereby amended by adding the following sentence to the end of said Section 1(a):

“Notwithstanding anything in this Agreement to the contrary, no Merger Party (or any of such Merger Party’s Affiliates or Associates) shall be or become an “Acquiring Person” by reason of, and the term “Acquiring Person” shall not include any Merger Party (or any of such Merger Party’s Affiliates or Associates) by reason of, (i) the approval, execution and/or delivery of the Agreement and Plan of Merger, dated as of June 4, 2008, among the Company, Beaufour Ipsen Pharma, a société par actions simplifiée organized under

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the laws of France (“Purchaser”), Tribeca Acquisition Corporation, a corporation organized under the laws of the State of Delaware and a wholly-owned subsidiary of Purchaser (“Merger Sub” and, together with Purchaser, the “Purchaser Parties”) (such Agreement and Plan of Merger, as the same may be amended from time to time, is referred to in this Agreement as the “Merger Agreement”) or the approval, execution and/or delivery of any amendment thereto, (ii) the approval, execution and/or delivery of any of the Voting Agreements, each dated as of June 4, 2008 (such Voting Agreements, as the same may be amended from time to time, are collectively referred to in this Agreement as the “Stockholder Support Agreements”), among Purchaser, Merger Sub and the securityholders of the Company that are parties thereto (such securityholders of the Company, in their capacity as parties to the Stockholder Support Agreements, are collectively referred to in this Agreement as the “Voting Parties” and, together with the Purchaser Parties, the “Merger Parties”) or the approval, execution and/or delivery of any amendment to any of such Stockholder Support Agreements, (iii) the approval, execution and/or delivery of any other contract or instrument in each case entered into by the Company in connection with the Merger Agreement or the Stockholder Support Agreements or the approval, execution and/or delivery of any amendment thereto, (iv) the merger of Merger Sub with and into the Company pursuant to, and on the terms and subject to the conditions set forth in, the Merger Agreement (such merger is referred to in this Agreement as the “Merger”), (v) the consummation of the Merger or any other transactions contemplated by the Merger Agreement, the Stockholder Support Agreements or the contracts or other instruments referred to in clause (iii) above (the Merger Agreement, the Stockholder Support Agreements and such other contracts and instruments are collectively referred to in this Agreement as the “Merger Transaction Agreements”), or (vi) the announcement of any of the Merger Transaction Agreements, the Merger or any other transactions contemplated by the Merger Transaction Agreements, or the announcement of any consummation thereof.”

3.    The definition of “Beneficial Owner” set forth in Section 1(d) of the Rights Agreement is hereby amended by adding the following sentence to the end of said Section 1(d):

“Notwithstanding anything in this Agreement to the contrary, no party to any of the Merger Transaction Agreements shall be deemed to be the Beneficial Owner of any Common Shares held by any other party to any such Merger Transaction Agreement solely by virtue of the execution and delivery of any such Merger Transaction Agreement or any amendment thereof or the performance of such party’s rights and obligations under any such Merger Transaction Agreement or any such amendment.”

4.    The definition of “Interested Stockholder” set forth in Section 1(m) of the Rights Agreement is hereby amended by adding the following sentence to the end of said Section 1(m):

“Notwithstanding anything in this Agreement to the contrary, no Merger Party (or any of such Merger Party’s Affiliates or Associates) shall be or become an “Interested Stockholder” by reason of, and the term “Interested Stockholder” shall not include any Merger Party (or any of such Merger Party’s Affiliates or Associates) by reason of, (i) the approval, execution and/or delivery of any of the Merger Transaction Agreements or any amendment thereto, (ii) the Merger, (iii) the consummation of the Merger or any other transactions contemplated by any of the Merger Transaction Agreements, or (iv) the announcement of any of the Merger Transaction Agreements, the Merger or any other transactions contemplated by the Merger Transaction Agreements, or the announcement of any consummation thereof.”

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5.    The definition of “Shares Acquisition Date” in Section l(w) of the Rights Agreement is hereby amended by adding the following sentence to the end of said Section l(w):

“Further, notwithstanding anything in this Agreement to the contrary, no Shares Acquisition Date shall be deemed to have occurred by reason of (i) the approval, execution and/or delivery of any of the Merger Transaction Agreements or any amendment thereto, (ii) the Merger, (iii) the consummation of the Merger or any other transactions contemplated by any of the Merger Transaction Agreements, or (iv) the announcement of any of the Merger Transaction Agreements, the Merger or any other transactions contemplated by the Merger Transaction Agreements, or the announcement of any consummation thereof.”

6.    The definition of “Transaction” in Section l(y) of the Rights Agreement is hereby amended by adding the following sentence to the end of said Section l(y):

“Notwithstanding anything in this Agreement to the contrary, no Transaction shall be deemed to have occurred by reason of (i) the approval, execution and/or delivery of any of the Merger Transaction Agreements or any amendment thereto, (ii) the Merger, (iii) the consummation of the Merger or any other transactions contemplated by any of the Merger Transaction Agreements, or (iv) the announcement of any of the Merger Transaction Agreements, the Merger or any other transactions contemplated by the Merger Transaction Agreements, or the announcement of any consummation thereof.”

7.    Section 1 (Certain Definitions) is hereby amended by adding the following clause (dd) to the end of said Section 1:

“(dd) Each of the following terms shall have the meaning set forth in the definition of “Acquiring Person” in Section 1(a) hereof: “Purchaser”, “Merger Sub”, “Purchaser Party”, “Voting Party”, “Merger Party”, “Merger Agreement”, “Stockholder Support Agreement”, “Merger” and “Merger Transaction Agreements”.”

8.    Section 3(a) of the Rights Agreement is hereby amended by adding the following sentence to the end of said Section 3(a):

“Further, notwithstanding anything in this Agreement to the contrary, no Distribution Date shall be deemed to have occurred by reason of (i) the approval, execution and/or delivery of any of the Merger Transaction Agreements or any amendment thereto, (ii) the Merger, (iii) the consummation of the Merger or any other transactions contemplated by any of the Merger Transaction Agreements, or (iv) the announcement of any of the Merger Transaction Agreements, the Merger or any other transactions contemplated by the Merger Transaction Agreements, or the announcement of any consummation thereof.”

9.    Section 7(a) of the Rights Agreement is hereby amended and restated to read in its entirety as follows:

“(a)    The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one one-hundredth of a Preferred Share (or such other number of shares or

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other securities) as to which the Rights are exercised, at or prior to the earliest of (i) the Close of Business on October 26, 2016, (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the “Redemption Date”), (iii) the time at which such Rights are exchanged as provided in Section 24 hereof or (iv) the moment in time immediately prior to the Effective Time (as such term is defined in the Merger Agreement) (the earlier to occur of the events described in clauses (i) and (iv) of this paragraph (a) shall be referred to herein as the “Final Expiration Date”). Further, notwithstanding anything in this Agreement to the contrary, none of (i) the approval, execution and/or delivery of any of the Merger Transaction Agreements or any amendment thereto, (ii) the Merger, (iii) the consummation of the Merger or any other transactions contemplated by any of the Merger Transaction Agreements, or (iv) the announcement of any of the Merger Transaction Agreements, the Merger or any other transactions contemplated by the Merger Transaction Agreements, or the announcement of any consummation thereof, shall be deemed an event that causes the Rights to become exercisable under the provisions of this Section 7 or otherwise.”

10.    Section 11(a)(ii) of the Rights Agreement is hereby amended by adding the following sentence to the end of said
Section 11(a)(ii):

“Notwithstanding anything in this Agreement to the contrary, no event requiring an adjustment under this Section 11(a) shall be deemed to have occurred by reason of (i) the approval, execution and/or delivery of any of the Merger Transaction Agreements or any amendment thereto, (ii) the Merger, (iii) the consummation of the Merger or any other transactions contemplated by any of the Merger Transaction Agreements, or (iv) the announcement of any of the Merger Transaction Agreements, the Merger or any other transactions contemplated by the Merger Transaction Agreements, or the announcement of any consummation thereof.”

11.    Section 13(a) of the Rights Agreement is hereby amended by adding the following sentence to the end of said
Section 13(a):

“Notwithstanding anything in this Agreement to the contrary, none of the events described in clauses (x) through (z) of the first sentence of Section 13(a) shall be deemed to have occurred as a result of, nor shall an event have otherwise been deemed to have occurred to cause an adjustment in accordance with this Section 13 (or otherwise) or to cause the Rights to become exercisable under this Agreement as a result of, (i) the approval, execution and/or delivery of any of the Merger Transaction Agreements or any amendment thereto, (ii) the Merger, (iii) the consummation of the Merger or any other transactions contemplated by any of the Merger Transaction Agreements, or (iv) the announcement of any of the Merger Transaction Agreements, the Merger or any other transactions contemplated by the Merger Transaction Agreements, or the announcement of any consummation thereof.”

12.    Section 30 of the Rights Agreement is hereby amended by adding the following sentence to the end of said Section 30:

“Further, nothing in this Agreement shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedies or claims under this Agreement by virtue of (i) the approval, execution and/or delivery of any of the Merger Transaction Agreements or any amendment thereto, (ii) the Merger, (iii) the consummation of the Merger or any other transactions contemplated by any of the Merger Transaction Agreements, or (iv) the announcement of any of the Merger Transaction Agreements, the

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Merger or any other transactions contemplated by the Merger Transaction Agreements, or the announcement of any consummation thereof.”

13.    The Rights Agreement, as amended by this Amendment, shall remain in full force and effect in accordance with its terms. In the event of any conflict, inconsistency or incongruity between any provision of this Amendment and any provision of the Rights Agreement, the provisions of this Amendment shall govern and control for purposes of the subject matter of this Amendment only. This Amendment shall be construed in accordance with and as a part of the Rights Agreement, and all terms, conditions, representations, warranties, covenants and agreements set forth in the Rights Agreement and each other instrument or agreement referred to therein, except as herein amended, are hereby ratified and confirmed.

14.    All of the covenants and provisions of this Amendment by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

15.    Nothing in this Amendment shall be construed to give to any person or corporation other than the Company, a Purchaser Party, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Amendment; but this Amendment shall be for the sole and exclusive benefit of the Company, Purchaser, Merger Sub, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

16.    If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

17.    This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

18.    This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

19.    The Company hereby certifies to the Rights Agent that this Amendment is in compliance with Section 27 of the Rights Agreement (and covenants and agrees that from the date hereof, upon request by the Rights Agent, it shall deliver to the Rights Agent any further certificate as shall be reasonably required by the Rights Agent to evidence such compliance).

20.    This Amendment shall be deemed effective as of the date first written above (and on such date, immediately prior to the execution and delivery of the Merger Agreement and the other Merger Transaction Agreements), as if executed on such date.

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IN WITNESS WHEREOF, the parties herein have caused this Amendment to be duly executed and attested, all as of the day and year first above written.

ATTEST:	TERCICA, INC.

/s/ Stephen N. Rosenfield Stephen N. Rosenfield Executive Vice President of Legal Affairs, General Counsel and Secretary	/s/ John A. Scarlett, M.D. John A. Scarlett, M.D. Chief Executive Officer

ATTEST:	COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/	By:	/s/
Title: Relationship Manager		Title: Manager

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